SEI Inc ApS

                                  June 30, 1999

Mr. William Asher
Manager
SEI 1 ApS
c/o Budde Schou A/S
Vestigrade 31
DK - 1456
Copenhagen, DK

Re: Program Supply Agreement

Dear Bill:

      This letter will confirm the terms of our agreement (the "Agreement") regarding the monthly slate of programming to be provided by SEI Inc ApS ("Licensor") to SEI 1 ApS ("Licensee"):

      1. Monthly Programming Slate. Subject to paragraph 4, Licensee shall license certain feature-length movies (the "Pictures") each calendar month from Licensor during the Term (as defined below) of this Agreement. The Pictures that shall be the subject of this Agreement shall be those certain feature-length Pictures that are broadcast by the United States pay television networks currently identified as "Spice" and "Spice 2". In no event shall the minimum number of titles licensed to Licensee each month be less than twenty-nine (29) premieres for both networks.

      2. Output Term. The term of this Agreement (the "Term") shall be March 15, 1999 through March 14, 2009. The Term shall be automatically renewed for additional three (3) year periods at the expiration of the initial and any renewal Term unless one party delivers notice of termination to the other no later than ninety (90) days prior to the expiration of the initial or any renewal Term.

      3. Picture Term. The term for each Picture licensed hereunder (the `Picture Term") shall be equivalent to the term that was granted to Licensor, provided that no Picture Term shall extend beyond the Term of this Agreement.

      4. Rights. Licensor grants Licensee the exclusive right to broadcast, or to license a third party to broadcast, the "hot" or "enhanced" version of the Pictures, as those terms are currently commonly understood in the adult movie business, on the pay television networks currently identified as "The Hot Network" and "The Hot Zone" (individually "Service", collectively "Services") in the Territory (as defined below).

      5. Territory. Licensee may exploit the Pictures in the fifty (50) United States, Canada (to the extent such rights are available), and all of their territories and possessions.

      6. Exhibitions. Each Picture may be exhibited only simultaneously with the exhibition of the same Picture on "Spice", in the case of Pictures exhibited on "The Hot Network", and on "Spice 2", in the case of Pictures exhibited on "The Hot Zone", but in no event shall the number of permissible exhibitions be less than the number of times per month that a premiere airs on "Spice" or "Spice 2" respectively.


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

      7. License Fee. The License Fee for the Pictures, as calculated over twelve (12) months, shall be the greater of the Combined Monthly Slate Fee over the twelve (12) month period, or the Minimum License Fee.

            a)    The Combined Monthly Slate Fee shall be calculated as follows:

                  1) For each Service, the monthly license fee shall be the sum of three (3) separate slate fees: Satellite, Analog Cable and Digital Cable (see attached pricing grid).
                  2) *** Year 1 shall be defined as March 15, 1999 to March 14, 2000, and each subsequent year shall run from March 15 to the following March 14.
                  3) The Combined Monthly Slate Fee is the sum of six (6) separate slate fees: three (3) for "The Hot Network" and three (3) for "The Hot Zone".

            b)    The Minimum License Fee per year shall be as follows:

                  1)    ***
                  2)    ***
                  3)    ***

            Licensee shall pay no later than the fifteenth (15th) day of each month: 1) the slate fee for amounts collected for Analog and Digital Cable during the preceding month; 2) any slate fee amounts collected from Satellite as of the tenth (10th) of each month. Such payments shall be made by wire transfer to:

                              ABN AMRO Bank N.V.
                              Midtermolen 7
                              DK - 2100 Copenhagen O
                              Denmark
                              Account:     SEI Inc ApS
                              Account No.: 62059254

            In the event that Licensee's collections for Satellite arrive after the 10th of any given month, Licensee shall remit the slate fee applicable to Satellite within five (5) days of the receipt of such payment. At the end of each quarter ending March 31, June 30, September 30 and December 31, if the Combined Monthly Slate Fees paid to Licensor that quarter are less than the prorata Minimum License Fee payable that quarter, then Licensee shall true up the difference, provided that in no event shall such true up payment be greater than the amount necessary to achieve the prorata Minimum License Fee payable for the portion of the twelve (12) month period that has elapsed thus far.

            Twice per year, approximately September 15 and March 15, Licensor and Licensee shall review market conditions to determine whether the PVP Slate Fees need to be revised to account for changing market conditions. If so, Licensor and Licensee shall mutually agree upon such revised PVP Slate Fees.

            Subject to the immediately preceding paragraph, Licensor and Licensee have agreed upon the first four (4) years of PVP Slate Fees. At the end of such four (4) years, Licensor and Licensee shall agree upon new PVP Slate Fees for a period going forward, provided that the first year of such new PVP Slate Fees cannot be less than the PVP Slate Fees for the immediately preceding period (as revised per the above paragraph, if applicable).

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*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.


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

            Licensor or its designated representative shall have the right to audit Licensee once every six (6) months during normal business hours. In the event that such audit reveals errors prejudicial to Licensor, all sums which may be due to Licensor as a result of such errors, plus interest at the prime rate in effect through the applicable period, shall be paid immediately, and in the event such audit reveals errors prejudicial to Licensor of an amount greater than five percent (5%), the cost of each such audit shall be entirely charged to Licensee.

      8. Access to Masters. Licensee shall access the masters it needs directly from the producer of the Picture or storage facility for such producer (the "Producer"). In the event there is any charge for such dubs from the Producer, Licensee shall pay those charges directly to such Producer. After Licensee has created its "enhanced" or "hot" version, Licensee shall deliver such masters to Licensor's address and bill Licensor quarterly for such dubbing and delivery costs (at cost).

      9. Materials. In the event that Licensee requires access to any materials other than the master for any Picture, Licensor shall facilitate such access, and the materials shall be provided to Licensee at no cost.

      10. Child Protection Act Records. Licensor acknowledges that records are being kept in accordance with the Child Protection Restoration and Penalties Enhancement Act of 1990, where applicable. Licensor will furnish copies of the records for any Picture licensed hereunder upon Licensee's reasonable request.

      11. Default. In the event Licensee is in default of any payment hereunder, Licensor shall notify Licensee in writing of such default. If such default is not cured within fifteen (15) business days of such notice, Licensor shall have the right to terminate this Agreement, and all Minimum License Fee amounts payable during the balance of the initial Term shall become immediately payable, and Licensor may seek equitable relief to obtain such payments. In the event this Agreement is terminated, all rights granted pursuant to this Agreement shall revert to Licensor.

      12. Arbitration. If either party to this Agreement has any claim, right or cause of action against the other arising out of this Agreement which the parties shall be unable to settle by agreement between themselves, such claim, right or cause of action shall be determined by arbitration in accordance with the UNCITRAL Arbitration Rules. The American Arbitration Association shall serve as the appointing authority. Arbitration shall take place in the State of California, the United States of America and shall be conducted in the English language.

      13.   Miscellaneous.

            a) Licensor and Licensee each represent that it has acquired all rights necessary to enter into and perform this Agreement.

            b) Neither Licensor nor Licensee shall disclose information regarding this Agreement to any third party (affiliated companies shall not be deemed third parties hereunder) except to the extent necessary to comply with law or the valid order of a court of competent jurisdiction; as part of its normal reporting requirements including to auditors and attorneys, in which case such persons shall agree to be bound by the provisions of this subparagraph; and in order to enforce its rights pursuant to this Agreement.

            c) This Agreement shall be construed in accordance with the laws of California and any action arising out of this Agreement shall be tried in a court residing in Los Angeles, California.


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

            d) This Agreement shall not constitute any relationship of partnership, joint venture or agency between the parties.

      If the above accurately represents our agreement, please sign where indicated below. Upon your execution of this document, I will direct our counsel to begin preparing a long-form document. Until such time as that long-form is executed, however, this letter agreement shall be binding.

                                       Very truly yours,

                                       SEI INC ApS

      AGREED AND ACCEPTED:


                                       /s/ Alexandra Shepard
                                       -------------------------------
                                       Alexandra Shepard, Manager
      SEI 1 ApS


      /s/ William Asher
      -----------------------------
      William Asher, Manager


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

                                    Exhibit A

           ----------------------------------------------------------
                                  SEI Inc ApS
                                  -----------
           ----------------------------------------------------------

                       Per Viewer Programming Slate Fees:

                            Year 1     Year 2     Year 3     Year 4

            Cable Analog      ***        ***        ***        ***

            Cable Digital     ***        ***        ***        ***

            Satellite         ***        ***        ***        ***

           ----------------------------------------------------------


----------
*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.


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